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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1

$304,203,000         Class A 6.85% Asset Backed Notes
 $26,452,783         Class B Fixed Rate Asset Backed Notes

           STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE
                       TRANSFER AND SERVICING AGREEMENT

Payment Date:                                                          20-Apr-98

(i)  Amount of principal being paid on the Notes:
        (a)  Class A Notes                                                 $0.00
             per $1,000 original principal amount:                   $0.00000000

        (b)  Class B Notes                                                 $0.00
             per $1,000 original principal amount:                   $0.00000000

        (c)  Total                                                         $0.00

(ii)  Amount of interest being paid on the Notes
        (a)  Class A Notes                                         $1,736,492.13
             per $1,000 original principal amount:                   $5.70833335

        (b)  Class B Notes                                           $151,001.30
             per $1,000 original principal amount:                   $5.70833322

        (c)  Total                                                 $1,887,493.43

(iii) Balances at the end of the related Collection Period
        (a)  Pool Balance at the end of
             the related Collection Period                       $330,655,783.00
        (b)  aggregate Principal Balance of the Receivables      $330,573,397.38
        (c)  amount in the Principal Funding Account                  $82,385.62

(iv)  After giving effect to distributions
      on this Distribution Date:
        (a)  outstanding principal amount of Class A Notes:      $304,203,000.00
        (b)  Class A Note Pool Factor:                                 1.0000000

(v)  Amount of Servicing Fee being paid:                             $137,773.24

(vi)  Amount of Administration Fee being paid:                           $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
        (a) by Transferor                                                  $0.00
        (b) by Servicer                                                    $0.00

(viii)  Amount of Realized Losses for the Collection:                      $0.00

(ix)  Ending Reserve Account Balance:                              $4,742,046.01

(x)  Specified Reserve Account Balance:                            $4,742,046.01

(xi)    (a)  Noteholders' Class A Interest Distributable Amount:   $1,736,492.13
        (b)  Noteholders' Class B Interest Distributable Amount:     $151,001.30
        (c)  Class A Noteholders' Principal Distributable Amount:          $0.00
        (d)  Class B Noteholders' Principal Distributable Amount:          $0.00
        (e)  Amount withdrawn from Reserve Account
             per Section 5.05(c) or (d)                                    $0.00

(xii)  Deliquency Summary
        (a)  Delinquencies 61 to 90 days                                   $0.00
        (b)  Delinquencies over 90 days                              $289,671.00

(xiii)  Deliquency Summary - % of aggregate
        principal balance of the receivables
        (a)  Delinquencies 61 to 90 days                                   0.00%
        (b)  Delinquencies over 90 days                                    0.09%